                                                                 Rule 424(b)(3)
                                                               File No. 33-63735
                                                       Republic Industries, Inc.



   SUPPLEMENTAL NO. 5 DATED JULY 1, 1997 TO PROSPECTUS DATED NOVEMBER 1, 1995


        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:


                                  Shares Beneficially      Shares to be Offered
                                     Owned Prior to           for The Selling
Selling Stockholder                 The Offering          Stockholder's Account
-------------------               -------------------     ---------------------
Bear, Stearns & Co., Inc.(1).....     1,126,940                 1,126,940


----------------

(1) As pledgee, with respect to 377,220, 245,000, 294,720, and 210,000 shares pledged by F. Coll Bowen, Thomas C. Bowen, Charles Bowen, Jr. and Boone Investors Group, LLC, respectively.